                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF
                                     1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]Preliminary Proxy Statement          [_] CONFIDENTIAL, FOR USE OF THE
                                            COMMISSION ONLY (AS PERMITTED BY
                                            RULE 14A-6(e)(2))

[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                     CRESCENDO PHARMACEUTICALS CORPORATION
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

Notes:

                [LOGO OF CRESCENDO PHARMACEUTICALS CORPORATION]

                     CRESCENDO PHARMACEUTICALS CORPORATION

                             ---------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD MAY 7, 1998 AT 11:00 AM

To the Stockholders of Crescendo Pharmaceuticals Corporation:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Crescendo Pharmaceuticals Corporation will be held at 950 Page Mill Road, Palo Alto, California, on Thursday, May 7, 1998 at 11:00 am, for the following purposes:

  1. To elect two Class I directors to hold office for a term ending in 2001 and until their successors are elected; and

  2. To transact such other business as may properly be presented at the meeting and at any adjournments or postponements thereof.

  Only holders of record of Crescendo Pharmaceuticals Corporation's Class A and Class B Common Stock at the close of business on March 12, 1998 are entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof.

                                          By Order of the Board of Directors,

                                          DAVID R. HOFFMANN
                                          Secretary

Palo Alto, California
March 31, 1998



 WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT AS SOON AS POSSIBLE IN THE
 ACCOMPANYING POSTPAID ENVELOPE. YOUR DOING SO MAY SAVE CRESCENDO THE EXPENSE OF A SECOND MAILING.

                     CRESCENDO PHARMACEUTICALS CORPORATION

                                PROXY STATEMENT

                             ---------------------

To the Stockholders of Crescendo Pharmaceuticals Corporation:

  The accompanying proxy is solicited on behalf of the Board of Directors (the "Board") of Crescendo Pharmaceuticals Corporation ("Crescendo"), a Delaware corporation, for use at Crescendo's 1998 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 11:00 am on Thursday, May 7, 1998 at 950 Page Mill Road, Palo Alto, California 94304; telephone number (650) 494-5600.

  Holders of record of Crescendo Class A Common Stock and Class B Common Stock as of the close of business on March 12, 1998 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. At the close of business on that date, Crescendo had outstanding 4,965,470 shares of Class A Common Stock, par value $.01 per share, and 1,000 shares of Class B Common Stock, par value $1.00 per share. Holders of Class A Common Stock and Class B Common Stock vote together as a class as to the matters to be presented at the meeting and are entitled to one vote for each share of Class A Common Stock or Class B Common Stock held. Crescendo Class A Common Stock trades on The Nasdaq Stock MarketSM under the symbol CNDO.

  Any stockholder giving a proxy in the form accompanying this Proxy Statement has the power to revoke the proxy prior to its use. A proxy can be revoked (i) by an instrument of revocation delivered prior to the Annual Meeting to the Secretary of Crescendo, (ii) by a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked, or (iii) at the Annual Meeting if the stockholder is present and elects to vote in person. Mere attendance at the Annual Meeting will not serve to revoke a proxy.

  Broker non-votes, and shares held by stockholders present in person or by proxy at the meeting but abstaining on a vote, will be counted in determining whether a quorum is present at the Annual Meeting. The vote required for the election of directors is described below. For any other proposal properly presented at the Annual Meeting, abstentions by stockholders present in person or by proxy at the meeting are counted as votes against a proposal for purposes of determining whether or not the proposal has been approved, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

  This Proxy Statement and the accompanying proxy card are being mailed to Crescendo stockholders on or about March 31, 1998. Directors, officers and other employees of Crescendo may solicit proxies by personal interview, telephone or facsimile, without special compensation. Any costs of such solicitation will be borne by Crescendo.

                             ELECTION OF DIRECTORS

  Crescendo's Restated Certificate of Incorporation provides for three classes of directors: Class I, Class II and Class III. Only one class of directors is elected at each annual meeting of stockholders, each director to serve for a three-year term. In accordance with the Restated Certificate of Incorporation, Class I directors are to be elected at the 1998 annual meeting, Class II directors are to be elected at the 1999 annual meeting and Class III directors are to be elected at the annual meeting in the year 2000.

NOMINEES

  Two Class I directors are to be elected to the Crescendo Board of Directors at the Annual Meeting, each to serve until the annual meeting of stockholders to be held in 2001 and until his successor has been elected and qualified, or until his earlier death, resignation or removal. The current Class I directors, the nominees for election at the Annual Meeting, are Gary L. Neil, PhD and Terrence F. Blaschke, MD. Dr. Neil is currently also the President and Chief Executive Officer of Crescendo. Both Dr. Blaschke and Dr. Neil have extensive experience in fields critical to Crescendo's success, and have indicated their willingness to continue to serve as directors of Crescendo.

  If either nominee is unable or unwilling to serve as a director, proxies may be voted for a substitute nominee designated by the present Board. The Board has no reason to believe that either nominee will be unable or unwilling to serve as a director if elected. Proxies received will be voted "FOR" the election of both nominees unless marked to the contrary. Pursuant to applicable Delaware corporation law, assuming the presence of a quorum, two directors will be elected from among those persons duly nominated for such positions by a plurality of the votes actually cast by stockholders entitled to vote at the meeting who are present in person or by proxy. Thus, nominees who receive the first and second highest number of votes in favor of their election will be elected, regardless of the number of abstentions or broker non-votes.

  The following table provides the names of the nominees for election as directors, and of each other director, and indicates the periods during which such persons have served as directors of Crescendo.

                                                                    DIRECTOR
                                                                  CONTINUOUSLY
      NAME AND POSITIONS WITH CRESCENDO IN ADDITION TO DIRECTOR      SINCE
      ---------------------------------------------------------   ------------
      NOMINEES (CLASS I DIRECTORS)
      Gary L. Neil, PhD..........................................     1997
       President and Chief Executive Officer
      Terrence F. Blaschke, MD...................................     1997
      INCUMBENTS
      CLASS II DIRECTORS
      M. David MacFarlane, PhD...................................     1997
      Gerald J. Papariello, PhD..................................     1997
      CLASS III DIRECTORS
      Jerry T. Jackson...........................................     1997
      Ley S. Smith...............................................     1997

BUSINESS EXPERIENCE OF DIRECTORS

  NOMINEES (CLASS I DIRECTORS)

  Gary L. Neil, PhD, 57, is the President and Chief Executive Officer of Crescendo Pharmaceuticals Corporation. Dr. Neil was a director and the President and Chief Executive Officer of Therapeutic Discovery Corporation from 1993 until September 1997. Prior to joining Therapeutic Discovery Corporation, from 1989 to 1993 Dr. Neil was with the Wyeth-Ayerst Research division of Wyeth Laboratories, Inc., a subsidiary of American Home Products Corporation, a large pharmaceutical company, where, among other positions, he served as Executive Vice President and was responsible for Wyeth-Ayerst's worldwide research and development activities. Prior to that time, Dr. Neil served for 23 years in various scientific and management positions with the Upjohn Company. Dr. Neil is a director of Allergan Specialty Therapeutics Inc.

  Terrence F. Blaschke, MD, 55, has served on the faculty of Stanford University for over 20 years and is currently Professor of Medicine and Molecular Pharmacology and Chief of the Division of Clinical Pharmacology at the Stanford University School of Medicine. Dr. Blaschke also serves as an independent consultant working with pharmaceutical and biotechnology companies. He is currently working on a special assignment with the U.S. Food and Drug Administration ("FDA") and has served as the chairman of the FDA's Generic Drugs Advisory Committee. Dr. Blaschke was a director of Therapeutic Discovery Corporation.

  INCUMBENTS

  CLASS II DIRECTORS

  M. David MacFarlane, PhD, 57, has been Vice President, Regulatory Advisor at Genentech, Inc., a biotechnology company, since February 1997 and was Genentech's Vice President of Regulatory Affairs from 1989 to February 1997. Prior to joining Genentech, Dr. MacFarlane had 15 years of regulatory experience in the pharmaceutical industry, including working with Glaxo, Inc. as Director of Research, Professional Services and Vice President, Regulatory Affairs.

  Gerald J. Papariello, PhD, 64, is a private consultant to research-based pharmaceutical companies, including the Wyeth-Ayerst Research division of Wyeth Laboratories, Inc., a subsidiary of American Home Products Corporation, in the area of developmental operations and organizational principles. He retired in 1996 after a 30-year career with Wyeth-Ayerst Research, most recently serving as Vice President, Chemical and Pharmaceutical Development from 1993 to 1996.

  CLASS III DIRECTORS

  Jerry T. Jackson, 56, was employed by Merck & Co. Inc., a large pharmaceutical company, from 1965 until his retirement in 1995. From 1993 until his retirement, Mr. Jackson served as Executive Vice President of Merck with responsibilities for International Human Health, Worldwide Vaccines, the AgVet division, Astra/Merck U.S. Operations and Corporate Worldwide Marketing. He is currently Chairman of Transcend Therapeutics, Inc. and also serves as a director of COR Therapeutics, Inc., Molecular Biosystems, Inc. and SunPharm Corporation.

  Ley S. Smith, 63, retired in 1997 from a 39-year career with Pharmacia & Upjohn, Inc., a large pharmaceutical company, where he was Executive Vice President from 1995 to 1997 and President and Chief Operating Officer of The Upjohn Co. from 1993 to 1995. Prior to that time, he held a number of senior international management positions with Upjohn. Mr. Smith is a director of First of America Corp.

MEETINGS AND COMMITTEES OF THE BOARD

  Prior to the distribution of Crescendo Class A Common Stock to the stockholders of ALZA Corporation ("ALZA") on September 30, 1997, all of the directors of Crescendo were employees of ALZA. In October of 1997, the directors affiliated with ALZA were replaced with Gary L. Neil, PhD (who was appointed President and Chief Executive Officer of Crescendo on September 30,
1997) and Dr. Neil appointed the remaining directors in October and November of 1997. Crescendo's independent Board of Directors met one time during 1997.

  The Board currently has two standing committees: the Compensation Committee and the Audit Committee. The current members of the Compensation Committee are Terrence F. Blaschke, MD and Jerry T. Jackson. The Compensation Committee, which did not meet in 1997, will recommend for the full Board's approval Crescendo's compensation arrangements for its Chief Executive Officer beginning in 1998 and any grants of stock options under Crescendo's 1997 Stock Option Plan. The members of the Audit Committee are M. David MacFarlane, PhD, Gerald J. Papariello, PhD and Ley S. Smith. The Audit Committee, which did not meet during 1997, will consult with Crescendo's independent auditors concerning their audit plan, the results of their audit, the appropriateness of accounting principles used by Crescendo and the adequacy of Crescendo's internal controls.

  Crescendo has no nominating committee. Crescendo's Bylaws provide that stockholders may nominate candidates for election as directors by delivery of written notice to Crescendo's Secretary at least sixty days in advance of the stockholders' meeting or ten days after notice of the meeting is first given to stockholders, whichever is later. Any such notice must set forth the name and address of the nominating stockholder and the nominee, and such information concerning both such persons as would be required by the rules and regulations of the Securities and Exchange Commission ("SEC") to be included in a proxy statement soliciting proxies for the election of the nominee. The notice must be accompanied by the written consent of the nominee to serve as a director, if elected.

  During 1997, each director who had been appointed to the Board by the time of its initial meeting attended the meeting of the full Board held in October of 1997. There were no committee meetings in 1997.

  Each director who is not an employee of Crescendo receives an annual retainer fee of $25,000. Pursuant to the automatic grant provisions of Crescendo's 1997 Stock Option Plan, each non-employee director of Crescendo receives, on the effective date of his appointment or election to the Board, options to purchase 10,000 shares of Crescendo Class A Common Stock at the fair market value on the date of grant. The options vest in four equal annual installments, commencing on the first anniversary of the date of grant, unless the exercise date is automatically accelerated in the event of the liquidation, dissolution, merger, consolidation or sale of Crescendo or upon the exercise of the Purchase Option held by ALZA (described under "Certain Transactions").

                            EXECUTIVE COMPENSATION

                          SUMMARY COMPENSATION TABLE

  The following table sets forth, with respect to Crescendo's Chief Executive Officer, certain information relating to compensation paid or accrued for his services in all capacities during the fiscal year ended December 31, 1997. All other officers of Crescendo are employees of ALZA and do not receive any compensation from Crescendo for their services.

                                                                     LONG-TERM
                                                          ANNUAL    COMPENSATION
                                                       COMPENSATION    AWARDS
                                                       ------------ ------------
                                                                     SECURITIES
                                                                     UNDERLYING
NAME AND PRINCIPAL POSITIONS                      YEAR  SALARY(1)     OPTIONS
----------------------------                      ---- ------------ ------------
Gary L. Neil, PhD. .............................. 1997   $76,149       50,000
 President and Chief Executive Officer

-------
(1) Dr. Neil commenced employment with Crescendo on September 30, 1997.

                              1997 OPTION GRANTS

  The following table sets forth certain information relating to options to purchase Crescendo Class A Common Stock granted in 1997 to Crescendo's Chief Executive Officer. All other officers of Crescendo are employees of ALZA and have not been granted any options to purchase Crescendo shares. In addition, the table shows (i) hypothetical gains that would exist for such options based on assumed rates of annual compound stock price appreciation of 0%, 5% and 10% per year from the date the options were granted over the full option term and
(ii) hypothetical amounts that would be realized assuming that ALZA exercised the Purchase Option (described under "Certain Transactions") for $100 million.

                                                                      POTENTIAL REALIZABLE VALUE
                                                                      AT ASSUMED ANNUAL RATES OF
                                                                       STOCK PRICE APPRECIATION
                                      INDIVIDUAL GRANTS                  FOR OPTION TERM (1)
                         -------------------------------------------- --------------------------
                                     PERCENT OF                                                     POTENTIAL
                                       TOTAL                                                     AMOUNT REALIZED
                         NUMBER OF    OPTIONS                                                       IF ALZA'S
                         SECURITIES   GRANTED                                                    PURCHASE OPTION
                         UNDERLYING TO EMPLOYEES EXERCISE                                         IS EXERCISED
                          OPTIONS    IN FISCAL   PRICE PER EXPIRATION    0%       5%      10%          FOR
          NAME           GRANTED(2)     YEAR     SHARE(3)     DATE    PER YEAR PER YEAR PER YEAR $100 MILLION(4)
          ----           ---------- ------------ --------- ---------- -------- -------- -------- ---------------
Gary L. Neil, PhD. .....   50,000       100%      $11.00   9/30/2007  $    --  $345,892 $876,558    $437,000

-------
(1) The amounts represent certain assumed rates of appreciation over the exercise price per share (before taxes). Actual gains, if any, on stock option exercises are dependent on the future performance of Crescendo Class A Common Stock. There can be no assurance that any of the values reflected in this table will be achieved.

(2) The options to purchase Class A Common Stock were granted for a term of ten years and are exercisable in four equal annual installments of 12,500 shares each beginning on September 30, 1998. The options would become immediately exercisable in the event that certain change in control events were to occur, including upon exercise of the Purchase Option held by ALZA (described under "Certain Transactions"). All unvested options are subject to early termination in the event of the termination of Dr. Neil's relationship with Crescendo. The options were granted at fair market value on the date of grant. Under the terms of Crescendo's 1997 Stock Option Plan, the Compensation Committee retains discretion, subject to plan limits, to modify the terms (including the exercise price and vesting dates) of outstanding options.

(3) Options were granted at an exercise price equal to the fair market value of Crescendo Class A Common Stock, which is the average of the high and low price reported on The Nasdaq Stock MarketSM, on the date of grant.

(4) For a description of the Purchase Option held by ALZA, see "Certain Transactions."

      1997 AGGREGATED OPTION EXERCISES AND FISCAL YEAR END OPTION VALUES

  The following table sets forth certain information relating to fiscal year end option values with respect to Crescendo's Chief Executive Officer. All other officers of Crescendo are employees of ALZA and have not been granted any options to purchase Crescendo Class A Common Stock. Dr. Neil did not exercise any options during 1997.

                               NUMBER OF SECURITIES
                              UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                 OPTIONS AT FISCAL      IN-THE-MONEY OPTIONS AT
                                     YEAR END             FISCAL YEAR END (1)
                             ------------------------- -------------------------
NAME                         EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                         ----------- ------------- ----------- -------------
Gary L. Neil, PhD. .........     --         50,000         --         $28,125

--------
(1) Market value of Crescendo Class A Common Stock at fiscal year end based on the closing sales price as reported on the composite tape on December 31, 1997 ($11.5625) minus the exercise price of "in-the-money" options.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires Crescendo's directors and executive officers, and persons who own more than 10% of Crescendo Class A or Class B Common Stock, to file reports of ownership and changes in ownership of such stock with the SEC. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish Crescendo with copies of all Section 16(a) forms they file.

  Based solely on a review of the copies of such forms furnished to Crescendo or written representations that no Forms 5 were required, Crescendo believes that, except as described below, from September 30, 1997 (the date Crescendo's directors, officers and greater than 10% stockholders became subject to
Section 16(a)) through December 31, 1997, its directors, executive officers and greater than 10% stockholders complied with all Section 16(a) filing requirements. Crescendo believes, based on its review of a Schedule 13D and amendments thereto and copies of Forms 3 and 4 furnished to Crescendo by Woodbourne Partners, L.P., a greater than 10% stockholder of Crescendo, that Woodbourne Partners, L.P. and related entities did not file, until March of 1998, a Form 3 upon becoming a 10% stockholder in October of 1997 and Forms 4 for approximately 14 transactions in October, November and December of 1997.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee (the "Committee") of the Board of Directors is generally responsible for decisions concerning the compensation to be paid to Crescendo's executive officers who are not employees of ALZA. The Committee consists of Dr. Blaschke and Mr. Jackson, each of whom is a non-employee director of Crescendo.

  The annual compensation of Crescendo's Chief Executive Officer, Gary L. Neil, PhD, for his first year with Crescendo was agreed upon by Dr. Neil and ALZA prior to the distribution by ALZA to its stockholders of Crescendo Class A Common Stock and prior to the appointment to the Board of the current members of the Compensation Committee. ALZA has advised Crescendo that in determining the compensation to be paid to Dr. Neil in his first year as Chief Executive Officer, ALZA's goal was to provide compensation that would align Dr. Neil's compensation with Crescendo's business and financial objectives and reward Dr. Neil for strategic management and the achievement of Crescendo's objectives. ALZA has advised this Committee that the key components of Dr. Neil's first year's compensation were to be (i) salary, which is based on factors such as Dr. Neil's primary responsibility for meeting Crescendo's business and financial objectives and a comparison to similar positions of responsibility at other companies; (ii) an annual cash bonus award, to be based on Dr. Neil's performance and the performance of Crescendo, measured in terms of attainment of Crescendo's financial and business objectives; and
(iii) a stock option grant, which is intended to align Dr. Neil's long-term interests in Crescendo's long-term success with the interests of Crescendo's stockholders.

  Section 162(m) of the Internal Revenue Code generally places a $1 million per person limit on the deduction a publicly held corporation may take for compensation paid to its chief executive officer and its four other highest paid executive officers unless, in general, the compensation is exempt as "performance based." For stock compensation to be "performance based," Section 162(m) requires a limit to be set on the number of options that may be granted to employees subject to the deduction cap. Crescendo's 1997 Stock Option Plan places a limit of 50,000 as the maximum number of shares as to which options may be granted to any executive officer during any one-year period. These limitations allow gains realized upon exercise of options to qualify as "performance based" and, therefore, to be excluded from compensation subject to the $1 million deductibility limit. Crescendo believes that all of its compensation paid to date meets the requirements for deductibility. In general, the Committee will consider the deductibility limits of Section 162(m) in determining executive compensation.

                            COMPENSATION COMMITTEE

                           Terrence F. Blaschke, MD
                               Jerry T. Jackson

            COMPARISON OF CUMULATIVE TOTAL RETURN AMONG CRESCENDO,
        THE NASDAQ PHARMACEUTICALS INDEX AND THE NASDAQ COMPOSITE INDEX

  The rules of the SEC require that Crescendo include in this Proxy Statement a line graph presentation comparing cumulative stockholder returns with a broad equity market index and either a published industry or line-of-business index or an index of peer companies selected by Crescendo. Although the Class A Common Stock of Crescendo was registered under Section 12 of the Securities Exchange Act of 1934 on September 5, 1997, Crescendo Class A Common Stock did not commence regular way trading on The Nasdaq Stock MarketSM until September 30, 1997 (which is the date Crescendo Class A Common Stock was distributed to the stockholders of ALZA). Set forth below is a line-graph illustrating the performance of Crescendo Class A Common Stock beginning on September 30, 1997 through December 31, 1997. There can be no assurance that the performance of Crescendo Class A Common Stock will continue into the future with the same or similar trends depicted in the graph below. The price of Crescendo Class A Common Stock will be limited by ALZA's Purchase Option (described under "Certain Transactions") and the likelihood and timing of its exercise.


                        PERFORMANCE GRAPH APPEARS HERE

COMPANY NAME             9/30/97     10/31/97    11/30/97     12/31/97
--------------           -------     --------    --------     --------
Cresendo                  $100.0      $ 99.8      $ 99.9       $100.1
Nasdaq Pharmaceuticals     100.0        99.5        99.2         99.0
Nasdaq Composite           100.0        99.5        99.5         99.3

                          BENEFICIAL STOCK OWNERSHIP

  The following table sets forth beneficial ownership of Crescendo Class A and Class B Common Stock as of March 2, 1998, except as otherwise noted, (i) by each person, entity or "group" of persons or entities known by Crescendo to be beneficial owners of more than 5% of Crescendo Class A or Class B Common Stock, (ii) by each director (including nominees) and (iii) by all executive officers and directors as a group. Except as described below, each person has sole voting and dispositive power with respect to the securities described in the table.

                                               AMOUNT AND NATURE    PERCENT OF
NAME                                        OF BENEFICIAL OWNERSHIP  CLASS(1)
----                                        ----------------------- ----------
CLASS A COMMON STOCK:
Woodbourne Partners, L.P. and related
 entities..................................         862,500            17.4%
 200 N. Broadway, Suite 825
 St. Louis, MO (2)
Funds managed by Farallon Capital
 Management, L.L.C. .......................         617,900            12.4
 One Maritime Plaza, Suite 1325
 San Francisco, CA (3)
J.P. Morgan & Co. Incorporated and its
 subsidiaries..............................         509,561            10.3
 60 Wall Street
 New York, NY (4)
Zesiger Capital Group, L.L.C. .............         379,765             7.6
 320 Park Avenue, 30th Floor
 New York, NY (5)
Lehman Brothers Holdings, Inc. ............         248,000             5.0
 American Express Tower
 3 World Financial Center
 New York, NY (6)
Terrence F. Blaschke, MD...................              65             --
Jerry T. Jackson...........................             --              --
M. David MacFarlane, PhD ..................             500             --
Gary L. Neil, PhD .........................           4,000             --
Gerald J. Papariello, PhD .................             --              --
Ley S. Smith...............................             --              --
All executive officers and directors as a
 group (8 persons).........................           4,978             --
CLASS B COMMON STOCK:
ALZA Corporation...........................           1,000             100%
 950 Page Mill Road
 Palo Alto, CA (7)

--------
(1) Percentages are not shown if holdings total less than 1% of total outstanding shares.

(2) Information is as provided by the holders in Amendment No. 2 to their
    Schedule 13D filed with the SEC as of March 6, 1998. The holders disclaim beneficial ownership of all of the shares reported as beneficially owned. The holders have shared voting and dispositive power with respect to all shares.

(3) Information is as provided by the holders in Amendment No. 2 to their
    Schedule 13D filed with the SEC as of March 13, 1998. The holders have shared voting and dispositive power with respect to all shares.

(4) Information is as provided by the holders in Amendment No. 1 to their
    Schedule 13G filed with the SEC as of February 13, 1998. As to such shares, the holders have provided the following information: sole voting power -- 344,707 shares; shared voting power -- 510 shares; sole dispositive power -- 507,271 shares; and shared dispositive power -- 1,780 shares.

(5) Information is as provided by the holder in its Schedule 13G filed with the SEC as of February 10, 1998. The holder disclaims beneficial ownership of all of the shares reported as beneficially owned. The holder has sole voting power with respect to 210,700 shares and sole dispositive power with respect to all such shares.

(6) Information is as provided by the holder in its Schedule 13G filed with the SEC as of February 13, 1998. The holder has sole voting and dispositive power with respect to all shares.

(7) ALZA holds beneficially and of record all outstanding shares of Class B Common Stock of Crescendo. ALZA is also deemed, under the rules and regulations of the SEC, to be the beneficial owner of all outstanding shares of Crescendo Class A Common Stock by virtue of the Purchase Option (described under "Certain Transactions").

                             CERTAIN TRANSACTIONS

  ALZA has an option, exercisable in ALZA's sole discretion, to purchase all (but not less than all) of the outstanding shares of Crescendo Class A Common Stock (the "Purchase Option"). The Purchase Option is exercisable at any time until January 31, 2002 (which exercise period may be shortened or lengthened in certain circumstances). If the Purchase Option is exercised, the exercise price will be the greatest of:

  (a) $100 million;

  (b) 25 times the worldwide payments made by or due from ALZA to Crescendo with respect to any product during the four calendar quarters prior to the exercise of the Purchase Option (or, for a product which has not been sold during each of such four calendar quarters, 100 times the average of such payments for each calendar quarter in which the product has been sold), but in each case less any amounts previously paid by ALZA to exercise any buy-out option with respect to any product;

  (c) the fair market value of one million shares of ALZA Common Stock; or

  (d) $325 million less all amounts paid by or due from Crescendo under its development agreement with ALZA (described below).

  ALZA and Crescendo entered into a development agreement pursuant to which ALZA conducts research and development activities on behalf of Crescendo. For activities conducted by ALZA under the development agreement during fiscal 1997, Crescendo incurred research and development expenses of approximately $28 million. Under a technology license agreement pursuant to which ALZA granted Crescendo a license to certain ALZA technology, Crescendo incurred expenses of $4 million for technology fees during fiscal 1997 which were recorded as research and development expenses. ALZA also performs certain administrative services for Crescendo under a services agreement which is terminable at the option of Crescendo at any time on 60 days' notice. Expenses incurred by Crescendo for services rendered under the services agreement during fiscal 1997 were approximately $42,000.

  In 1997, Crescendo assumed a loan in the amount of $300,000 to Gary L. Neil, PhD, President and Chief Executive Officer of Crescendo, which was made in connection with the purchase of his California residence. The loan bears interest at the rate of 5.32% per annum and is payable in full on or before September 8, 2002. Accrued interest is payable by June 30 and December 31 of each year. In 1997, Dr. Neil paid Crescendo $4,023 of accrued interest on the loan. Repayment of the loan is secured by a first deed of trust on Dr. Neil's residence.

                             INDEPENDENT AUDITORS

  Ernst & Young LLP has acted as Crescendo's independent auditors since Crescendo's inception and has been selected as Crescendo's independent auditors for the year ending December 31, 1998. A representative of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

                         ANNUAL REPORT TO STOCKHOLDERS

  Crescendo's Annual Report to Stockholders for the year ended December 31, 1997, containing the audited balance sheet as of December 31, 1997 and the related statements of operations, stockholders' equity and cash flows for the period ended December 31, 1997, is being mailed with this Proxy Statement to stockholders entitled to notice of the Annual Meeting.

                             STOCKHOLDER PROPOSALS

  Crescendo will, in future proxy statements of the Board, include stockholder proposals complying with the applicable rules of the SEC and the procedures set forth in Crescendo's Bylaws. In order for a proposal by a stockholder to be included in the proxy statement of the Board relating to the annual meeting of stockholders to be held in the spring of 1999, that proposal must be received in writing by the Secretary of Crescendo no later than November 24, 1998.

                                 OTHER MATTERS

  The Board knows of no other matters that will be presented at the Annual Meeting. If, however, any other matter is properly presented at the Annual Meeting, the proxy solicited hereby will be voted in accordance with the judgment of the proxyholders.

                                          By Order of the Board of Directors,

                                          DAVID R. HOFFMANN
                                          Secretary

Palo Alto, California
March 31, 1998



 YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ACCOMPANYING PROXY CARD AS SOON AS POSSIBLE IN THE ACCOMPANYING POSTPAID ENVELOPE. YOUR DOING SO MAY SAVE CRESCENDO THE EXPENSE OF A SECOND MAILING.

                                     LOGO
                                RECYCLED PAPER

                                 DETACH HERE


                                    PROXY

                     CRESCENDO PHARMACEUTICALS CORPORATION

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoint(s) SUZANNE C. MARTIN and DAVID R. HOFFMANN, or either of them, each with full power of substitution, the lawful attorneys and proxies of the undersigned to attend the Annual Meeting of Stockholders to be held on May 7, 1998 and any adjournments or postponements thereof, to vote the number of shares the undersigned would be entitled to vote if personally present, and to vote in their discretion upon any other business that may properly come before the meeting.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED BY ANY MEANS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

SEE REVERSE                                                     SEE REVERSE
   SIDE           CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SIDE

     PLEASE MARK
[X]  VOTES AS IN
     THIS EXAMPLE.


THE BOARD OF DIRECTORS OF CRESCENDO PHARMACEUTICALS CORPORATION UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL:

1.  To elect as Class I Directors:

NOMINEES:   Gary L. Neil, Ph.D. and Terrence F. Blaschke, M.D.

     FOR                    WITHHELD
     [_]                      [_]



[_]
    ---------------------------------------------
       For all nominees except as noted above


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   [_]

WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED "FOR" THE ABOVE PROPOSAL.

Please date and sign exactly as name(s) appear(s) herein. If shares are held jointly, each holder should sign. Please give full title and capacity in which signing if not signing as an individual stockholder.


Signature:_______________ Date:_______ Signature:_____________ Date:________